CSFB05-7G1TROIANO – TAC

CREDIT SUISSE FIRST BOSTON

Balance	$8,400,000.00	Delay	24	WAC	5.70000	WAM	352
Coupon	5.25000	Dated	07/01/2005	NET	5.25000	WALA	8
Settle	07/29/2005	First Payment	08/25/2005

Price	1	2	3	4	5	6	7	8
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
99-16.00	5.323	5.354	5.363	5.363	5.367	5.408	5.447	5.485
99-18.00	5.316	5.335	5.340	5.340	5.342	5.366	5.389	5.411
99-20.00	5.310	5.315	5.317	5.317	5.318	5.324	5.331	5.337
99-22.00	5.304	5.296	5.294	5.294	5.293	5.283	5.273	5.263
99-24.00	5.298	5.277	5.271	5.271	5.268	5.241	5.215	5.190
99-26.00	5.292	5.258	5.247	5.248	5.244	5.200	5.157	5.116
99-28.00	5.286	5.238	5.224	5.225	5.219	5.158	5.099	5.042
99-30.00	5.280	5.219	5.201	5.202	5.195	5.117	5.041	4.969
100-00.00	5.273	5.200	5.178	5.179	5.171	5.075	4.983	4.895
100-02.00	5.267	5.181	5.155	5.156	5.146	5.034	4.926	4.822
100-04.00	5.261	5.162	5.132	5.133	5.122	4.993	4.868	4.749
100-06.00	5.255	5.143	5.109	5.110	5.097	4.951	4.810	4.675
100-08.00	5.249	5.124	5.086	5.087	5.073	4.910	4.753	4.602
100-10.00	5.243	5.105	5.063	5.064	5.049	4.869	4.695	4.529
100-12.00	5.237	5.085	5.040	5.041	5.024	4.828	4.638	4.456
100-14.00	5.231	5.066	5.017	5.018	5.000	4.787	4.580	4.383
100-16.00	5.225	5.047	4.994	4.996	4.976	4.746	4.523	4.310

Spread @ Center Price	112	140	140	140	140	142	144	141
WAL	15.43	3.84	3.08	3.10	2.87	1.61	1.14	0.89
Mod Durn	10.18	3.25	2.70	2.71	2.55	1.50	1.08	0.85
Principal Window	Oct05-May27	Aug05-Sep16	Aug05-Apr14	Aug05-Dec14	Aug05-Mar12	Aug05-Dec07	Aug05-Mar07	Aug05-Oct06
Prepay	100 PSA	200 PSA	215 PSA	250 PSA	300 PSA	500 PSA	750 PSA	1000 PSA
Treasury	Mat 6MO 2YR 3YR 5YR 10YR 30YR Yld 3.396 3.724 3.769 3.844 4.062 4.320

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.